UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

DELEK LOGISTICS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2022, Delek Logistics Partners, LP and all of its subsidiaries (collectively, the “Partnership” and occasionally referred to herein as “we,” “us” and “our”) entered into a fourth amended and restated senior secured revolving credit agreement (the “DKL Credit Agreement”) with Fifth Third Bank, National Association (“Fifth Third”), as administrative agent; a syndicate of lenders; Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as co-syndication agents; and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank as co-documentation agents. The DKL Credit Agreement became effective on October 13, 2022 and amends and restates the senior secured credit facility that the Partnership entered into with Fifth Third, as administrative agent, and a subset of the current syndicate of lenders, on September 28, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “2018 Facility”).

The DKL Credit Agreement, among other things, (i) increased total aggregate commitments to $1.2 billion, comprised of (A) senior secured revolving commitments of $900.0 million in aggregate (eliminating the Canadian dollar tranche), with sublimit of up to $115.0 million for letters of credit and $25.0 million for swing line loans (the “Revolving Facility”), and (B) a new senior secured term loan facility for a term loan in the original principal amount of $300.0 million (the “Term Facility”), (ii) reset the accordion feature under the Revolving Facility, such that aggregate revolving commitments can be increased to up to $1.15 billion upon the agreement of the Partnership and one or more existing or new lenders, (iii) extended the maturity date of the Revolving Facility to October 13, 2027 and (iv) provided for the Term Facility be drawn in full on October 13, 2022, with a maturity date of October 13, 2024 and with a prepayment requirement for the proceeds obtained from certain senior unsecured notes issuances.

Borrowings under the Revolving Facility bear interest at the election of the Partnership at either a U.S. dollar prime rate, plus an applicable margin ranging from 1.00% to 2.00% depending on the Partnership’s Total Leverage Ratio (as defined in the DKL Credit Agreement), or a SOFR rate plus a credit spread adjustment of 0.10% for one-month interest periods and 0.25% for three-month interest periods plus an applicable margin ranging from 2.00% to 3.00% depending on the Partnership’s Total Leverage Ratio. Unused revolving commitments under the Revolving Facility incur a commitment fee that ranges from 0.30% to 0.50% depending on the Partnership’s Total Leverage Ratio. Borrowings under the Term Facility bear interest at the election of the Partnership at either a U.S. dollar prime rate, plus an applicable margin of 2.50% for the first year of the Term Facility and 3.00% for the second year of the Term Facility, or a SOFR rate plus a credit spread adjustment of 0.10% for one-month interest periods and 0.25% for three-month interest periods plus an applicable margin of 3.50% for the first year of the Term Facility and 4.00% for the second year of the Term Facility.

The DKL Credit Agreement contains affirmative and negative covenants and events of default which the Partnership considers customary and are similar to those in our 2018 Facility. Under the financial covenants in the amended DKL Credit Agreement, the Partnership cannot:

•

permit, as of the last day of each fiscal quarter, the Total Leverage Ratio (as defined in the DKL Credit Agreement) to be greater than 5.25 to 1.0; provided, that during any Temporary Increase Period (as defined in the DKL Credit Agreement), the Partnership cannot permit the foregoing ratio to be greater than 5.50 to 1.0 (a Temporary Increase Period with respect to the 3 Bear Acquisition (as defined in the DKL Credit Agreement) shall be in effect through March 31, 2023);

•	permit, as of the last day of each fiscal quarter, the Senior Leverage Ratio (as defined in the DKL Credit Agreement) to be greater than 3.75 to 1.00;

•	permit, as of the last day of each fiscal quarter, the interest coverage ratio to be equal to or less than 2.00 to 1.00.

The obligations under the DKL Credit Agreement remain secured by a first priority lien on substantially all of the Partnership’s and its subsidiaries’ tangible and intangible assets.

The foregoing description is not complete and is qualified in its entirety by reference to the full DKL Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the borrowers in the DKL Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The DKL Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. The representations and warranties made by the borrowers in the DKL Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the DKL Credit Agreement provided above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*

Fourth Amended and Restated Senior Secured Revolving Credit Facility, dated October 13, 2022, by and among the Partnership, Fifth Third Bank, National Association, as administrative agent; a syndicate of lenders; Fifth Third, BofA Securities Inc., PNC Bank Capital Markets LLC, MUFG Bank, Ltd., Wells Fargo Bank, N.A., Citizens Bank, N.A. and Royal Bank of Canada, as co-syndication agents; and Barclays Bank PLC, U.S. Bank National Association, Regions Bank and Truist Bank as co-documentation agents.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*

Certain schedules and similar attachments have been omitted. The Partnership agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2022	DELEK LOGISTICS PARTNERS, LP By: Delek Logistics GP, LLC its general partner

/s/ Reuven Spiegel
Name: Reuven Spiegel
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)